Amendment No. 1 dated August 10, 2026 to

PRICING SUPPLEMENT dated August 6, 2026

(To Product Supplement No. WF1 dated March 25, 2025,

Prospectus Supplement dated March 25, 2025

and Prospectus dated March 25, 2025)

Filed Pursuant to Rule 424(b)(2) Registration Statement No. 333-285508
Bank of Montreal Senior Medium-Term Notes, Series K Equity Linked Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

■	Linked to the lowest performing of the common stock of Apollo Global Management, Inc. and the common stock of Blackstone Inc. (each referred to as an “Underlier”)
■	Unlike ordinary debt securities, the securities do not pay interest, do not repay a fixed amount of principal at maturity and are subject to potential automatic call upon the terms described below. Whether the securities are automatically called for a fixed call premium or, if not automatically called, the maturity payment amount, will depend, in each case, on the closing value of each Underlier on the relevant call date.
■	Underlier Call Condition. The Underlier call condition is satisfied if, with respect to an Underlier on a call date, on such call date the closing value of that Underlier is greater than or equal to its starting value
■	Automatic Call. If, as of any call date, each Underlier has satisfied the Underlier call condition on or prior to such call date, the securities will be automatically called for the face amount plus the call premium applicable to that call date. The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 19.50% per annum. Please see “Terms of the Securities—Call Dates and Call Premiums” below for the call dates and call premiums
■	Maturity Payment Amount. If the securities are not automatically called, you will receive a maturity payment amount that will be equal to or less than the face amount depending on the ending value of the lowest performing Underlier as follows:
■	If the ending value of the lowest performing Underlier is less than its starting value, but not by more than 50%, you will receive the face amount of your securities
■	If the ending value of the lowest performing Underlier is less than its starting value by more than 50%, you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value, and you will lose more than 50%, and possibly all, of the face amount of your securities
■	Investors may lose a significant portion or all of the face amount
■	If the securities are not automatically called, your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier and you will not benefit in any way from the performance of the better performing Underlier. Therefore, you will be adversely affected if either Underlier performs poorly, even if the other Underlier performs favorably
■	Any positive return on the securities will be limited to the applicable call premium, even if the closing value of an Underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Underlier beyond the applicable fixed call premium
■	All payments on the securities are subject to the credit risk of Bank of Montreal, and you will have no ability to pursue either Underlier for payment; if Bank of Montreal defaults on its obligations, you could lose some or all of your investment
■	No periodic interest payments or dividends
■	No exchange listing; designed to be held to maturity or automatic call

On the date of this pricing supplement, the estimated initial value of the securities is $930.20 per security. As discussed in more detail in this pricing supplement, the actual value of the securities at any time will reflect many factors and cannot be predicted with accuracy. See “Estimated Value of the Securities” in this pricing supplement.

The securities have complex features and investing in the securities involves risks not associated with an investment in conventional debt securities. See “Selected Risk Considerations” beginning on page PRS-9 herein and “Risk Factors” beginning on page PS-5 of the accompanying product supplement, page S-2 of the prospectus supplement and page 9 of the prospectus.

The securities are the unsecured obligations of Bank of Montreal, and, accordingly, all payments on the securities are subject to the credit risk of Bank of Montreal. If Bank of Montreal defaults on its obligations, you could lose some or all of your investment. The securities are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, the Canada Deposit Insurance Corporation or any other governmental agency.

The securities are not bail-inable notes and are not subject to conversion into our common shares or the common shares of any of our affiliates under subsection 39.2(2.3) of the Canada Deposit Insurance Corporation Act.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this pricing supplement or the accompanying product supplement, prospectus supplement and prospectus. Any representation to the contrary is a criminal offense.

	Original Offering Price	Agent Discount(1)(2)	Proceeds to Bank of Montreal
Per Security	$1,000.00	$25.75	$974.25
Total	$650,000.00	$16,737.50	$633,262.50
(1)	Wells Fargo Securities, LLC is the agent for the distribution of the securities and is acting as principal. See “Terms of the Securities— Agent” and “Estimated Value of the Securities” in this pricing supplement for further information.
(2)	In respect of certain securities sold in this offering, our affiliate, BMO Capital Markets Corp., may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

Wells Fargo Securities

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Terms of the Securities

Issuer:	Bank of Montreal.
	The Market Measures (each referred to as an “Underlier,” and collectively as the “Underliers”), Bloomberg ticker symbols, starting values and threshold values are set forth in the table below.
	Market Measure	Bloomberg Ticker Symbol	Starting Value(1)	Threshold Value(2)
Market Measures:	The Common Stock of Apollo Global Management, Inc.	APO	$127.99	$63.995
	The Common Stock of Blackstone Inc.	BX	$133.45	$66.725
	(1) With respect to each Underlier, its closing value on the pricing date.
	(2) With respect to each Underlier, 50% of its starting value.
Pricing Date:	August 6, 2026.
Issue Date:	August 11, 2026.
Original Offering Price:	$1,000 per security.
Face Amount:	$1,000 per security. References in this pricing supplement to a “security” are to a security with a face amount of $1,000.
Underlier Call Condition:	With respect to an Underlier on a call date, the “Underlier call condition” will be satisfied if its closing value on such call date is greater than or equal to its starting value.
Automatic Call:

If, as of any call date, each Underlier has satisfied the Underlier call condition on or prior to such call date, the securities will be automatically called on that call date, and on the related call settlement date, you will receive a cash payment per security in U.S. dollars equal to the face amount plus the call premium applicable to the relevant call date. For the avoidance of doubt, the Underlier call condition for each Underlier may be satisfied on different call dates for purposes of determining whether the securities will be automatically called. The last call date is the final calculation day and payment upon an automatic call on the final calculation day, if applicable, will be made on the stated maturity date.

Any positive return on the securities will be limited to the applicable call premium, even if the closing value of an Underlier on the applicable call date significantly exceeds its starting value. You will not participate in any appreciation of either Underlier beyond the applicable call premium.

If the securities are automatically called, they will cease to be outstanding on the related call settlement date and you will have no further rights under the securities after that call settlement date. You will not receive any notice from us if the securities are automatically called.

PRS-2

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

	The call premium applicable to each call date is a percentage of the face amount that increases for each call date based on a simple (non-compounding) return of approximately 19.50% per annum.
	Call Date	Call Premium	Payment per Security upon an Automatic Call
	August 11, 2027	19.50%	$1,195.00
	September 13, 2027	21.125%	$1,211.25
	October 11, 2027	22.75%	$1,227.50
	November 11, 2027	24.375%	$1,243.75
	December 13, 2027	26.00%	$1,260.00
	January 11, 2028	27.625%	$1,276.25
	February 11, 2028	29.25%	$1,292.50
	March 13, 2028	30.875%	$1,308.75
	April 11, 2028	32.50%	$1,325.00
	May 11, 2028	34.125%	$1,341.25
	June 12, 2028	35.75%	$1,357.50
	July 11, 2028	37.375%	$1,373.75
	August 11, 2028	39.00%	$1,390.00
	September 11, 2028	40.625%	$1,406.25
	October 11, 2028	42.25%	$1,422.50
Call Dates and Call	November 13, 2028	43.875%	$1,438.75
Premiums:	December 11, 2028	45.50%	$1,455.00
	January 11, 2029	47.125%	$1,471.25
	February 12, 2029	48.75%	$1,487.50
	March 12, 2029	50.375%	$1,503.75
	April 11, 2029	52.00%	$1,520.00
	May 11, 2029	53.625%	$1,536.25
	June 11, 2029	55.25%	$1,552.50
	July 11, 2029	56.875%	$1,568.75
	August 13, 2029	58.50%	$1,585.00
	September 11, 2029	60.125%	$1,601.25
	October 11, 2029	61.75%	$1,617.50
	November 12, 2029	63.375%	$1,633.75
	December 11, 2029	65.00%	$1,650.00
	January 11, 2030	66.625%	$1,666.25
	February 11, 2030	68.25%	$1,682.50
	March 11, 2030	69.875%	$1,698.75
	April 11, 2030	71.50%	$1,715.00
	May 13, 2030	73.125%	$1,731.25
	June 11, 2030	74.75%	$1,747.50
	July 11, 2030	76.375%	$1,763.75
	August 6, 2030	78.00%	$1,780.00
	We refer to August 6, 2030 as the “final calculation day.” The call dates are subject to postponement. See “—Market Disruption Events and Postponement Provisions” below.
Call Settlement Date:	Three business days after the applicable call date (as each such call date may be postponed pursuant to “—Market Disruption Events and Postponement Provisions” below, if applicable); provided that the call settlement date for the last call date is the stated maturity date.
Stated Maturity Date:	August 9, 2030, subject to postponement. The securities are not subject to repayment at the option of any holder of the securities prior to the stated maturity date.
Maturity Payment Amount:

If the securities are not automatically called, then on the stated maturity date, you will be entitled to receive a cash payment per security in U.S. dollars equal to the maturity payment amount. The “maturity payment amount” per security will equal:

•   if the ending value of the lowest performing Underlier is less than its starting value, but greater than or equal to its threshold value: $1,000; or

•   if the ending value of the lowest performing Underlier is less than its threshold value:

$1,000 × performance factor of the lowest performing Underlier

If the securities are not automatically called and the ending value of the lowest performing Underlier is less than its threshold value, you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value and will lose more than 50%, and possibly all, of the face amount of your securities at maturity.

PRS-3

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Lowest Performing Underlier:	The “lowest performing Underlier” will be the Underlier with the lowest performance factor.
Performance Factor:	With respect to an Underlier, its ending value divided by its starting value (expressed as a percentage).
Closing Value:	With respect to each Underlier, closing value has the meaning assigned to “stock closing price” set forth under “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Certain Definitions” in the accompanying product supplement. The closing value of each Underlier is subject to adjustment through the adjustment factor as described in the accompanying product supplement.
Ending Value:	The “ending value” of an Underlier will be its closing value on the final calculation day.
Market Disruption Events and Postponement Provisions:

Each call date (including the final calculation day) is subject to postponement due to non-trading days and the occurrence of a market disruption event. In addition, the stated maturity date will be postponed if the final calculation day is postponed and will be adjusted for non-business days.

For more information regarding adjustments to the call dates, the call settlement dates and the stated maturity date, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement. For purposes of the accompanying product supplement, each call date (including the final calculation day) is a “calculation day,” and the call settlement date and the stated maturity date is a “payment date.” In addition, for information regarding the circumstances that may result in a market disruption event, see “General Terms of the Securities—Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” in the accompanying product supplement.

Calculation Agent:	BMO Capital Markets Corp. (“BMOCM”).
Material Tax Consequences:	For a discussion of material U.S. federal income and certain estate tax consequences and Canadian federal income tax consequences of the ownership and disposition of the securities, see “United States Federal Income Tax Considerations” below, and the sections of the product supplement entitled “United States Federal Income Tax Considerations” and “Canadian Federal Income Tax Consequences.”
Agent:

Wells Fargo Securities, LLC (“WFS”) is the agent for the distribution of the securities. The agent will receive an agent discount of up to $25.75 per security. The agent may resell the securities to other securities dealers at the original offering price of the securities less a concession not in excess of $20.00 per security. Such securities dealers may include Wells Fargo Advisors (“WFA”) (the trade name of the retail brokerage business of WFS’s affiliates, Wells Fargo Clearing Services, LLC and Wells Fargo Advisors Financial Network, LLC). In addition to the concession allowed to WFA, WFS may pay $0.75 per security of the agent discount that it receives to WFA as a distribution expense fee for each security sold by WFA.

In addition, in respect of certain securities sold in this offering, BMOCM may pay a fee of up to $2.00 per security to selected securities dealers in consideration for marketing and other services in connection with the distribution of the securities to other securities dealers.

WFS, BMOCM and/or one or more of their respective affiliates expects to realize hedging profits projected by their proprietary pricing models to the extent they assume the risks inherent in hedging our obligations under the securities. If WFS or any other dealer participating in the distribution of the securities or any of their affiliates conduct hedging activities for us in connection with the securities, that dealer or its affiliates will expect to realize a profit projected by its proprietary pricing models from those hedging activities. Any such projected profit will be in addition to any discount, concession or fee received in connection with the sale of the securities to you.

Denominations:	$1,000 and any integral multiple of $1,000.
CUSIP:	06376LSN7

PRS-4

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Additional Information About the Issuer and the Securities

You should read this pricing supplement together with product supplement no. WF1 dated March 25, 2025, the prospectus supplement dated March 25, 2025 and the prospectus dated March 25, 2025 for additional information about the securities. To the extent that disclosure in this pricing supplement is inconsistent with the disclosure in the product supplement, prospectus supplement or prospectus, the disclosure in this pricing supplement will control. Certain defined terms used but not defined herein have the meanings set forth in the product supplement, prospectus supplement or prospectus.

Our Central Index Key, or CIK, on the SEC website is 927971. When we refer to “we,” “us” or “our” in this pricing supplement, we refer only to Bank of Montreal.

You may access the product supplement, prospectus supplement and prospectus on the SEC website www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Product Supplement No. WF1 dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000121465925004724/b321251424b2.htm

•	Prospectus Supplement and Prospectus dated March 25, 2025:

https://www.sec.gov/Archives/edgar/data/927971/000119312525062081/d840917d424b5.htm

PRS-5

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Estimated Value of the Securities

Our estimated initial value of the securities equals the sum of the values of the following hypothetical components:

•	a fixed-income debt component with the same tenor as the securities, valued using our internal funding rate for structured notes; and

•	one or more derivative transactions relating to the economic terms of the securities.

The internal funding rate used in the determination of the initial estimated value generally represents a discount from the credit spreads for our conventional fixed-rate debt. The value of these derivative transactions is derived from our internal pricing models. These models are based on factors such as the traded market prices of comparable derivative instruments and on other inputs, which include volatility, dividend rates, interest rates and other factors. As a result, the estimated initial value of the securities is based on market conditions at the time it is calculated.

For more information about the estimated initial value of the securities, see “Selected Risk Considerations” below.

PRS-6

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Investor Considerations

The securities are not appropriate for all investors. The securities may be an appropriate investment for investors who:

▪	believe that the closing value of each Underlier will be greater than or equal to its starting value on one of the call dates;

▪	seek the potential for a fixed return if the closing value of each Underlier on any call date is greater than or equal to its starting value in lieu of full participation in any potential appreciation of either Underlier;

▪	are willing to accept the risk that if, for at least one Underlier, the closing value of that Underlier on each call date is less than its starting value, they will not receive any positive return on their investment in the securities;

▪	are willing to accept the risk that, if the securities are not automatically called and the ending value of the lowest performing Underlier is less than its threshold value, they will be fully exposed to the decline in the value of the lowest performing Underlier from its starting value and will lose a significant portion, and possibly all, of the face amount per security at maturity;

▪	understand that, if the securities are not automatically called, the return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier and that they will not benefit in any way from the performance of the better performing Underlier;

▪	understand that the securities are riskier than alternative investments linked to only one of the Underliers or linked to a basket composed of each Underlier;

▪	understand and are willing to accept the full downside risks of each Underlier;

▪	understand that the term of the securities may be reduced, and that they will not receive a higher call premium payable with respect to a later call date if the securities are called on an earlier call date;

▪	are willing to forgo interest payments on the securities and dividends on the Underliers; and

▪	are willing to hold the securities until maturity or automatic call.

The securities may not be an appropriate investment for investors who:

▪	seek a liquid investment or are unable or unwilling to hold the securities to maturity or automatic call;

▪	require full payment of the face amount of the securities at stated maturity;

▪	believe that, for at least one Underlier, its closing value on each call date will be less than its starting value;

▪	seek a security with a fixed term;

▪	are unwilling to accept the risk that, if the closing value of at least one Underlier on each call date is less than its starting value, they will not receive any positive return on the securities;

▪	are unwilling to accept the risk that the securities may not be automatically called and the ending value of the lowest performing Underlier may be less than its threshold value;

▪	are unwilling to purchase securities with an estimated value as of the pricing date that is lower than the original offering price, as set forth on the cover page;

▪	seek current income over the term of the securities;

▪	are unwilling to accept the risk of exposure to the Underliers;

▪	seek exposure to a basket composed of each Underlier or a similar investment in which the overall return is based on a blend of the performances of the Underliers;

▪	seek exposure to the upside performance of either or each Underlier beyond the applicable call premiums;

▪	are unwilling to accept the credit risk of Bank of Montreal to obtain exposure to the Underliers generally, or to the exposure to the Underliers that the securities provide specifically; or

▪	prefer the lower risk of fixed income investments with comparable maturities issued by companies with comparable credit ratings.

The considerations identified above are not exhaustive. Whether or not the securities are an appropriate investment for you will depend on your individual circumstances, and you should reach an investment decision only after you and your investment, legal, tax, accounting and other advisors have carefully considered the appropriateness of an investment in the securities in light of your particular circumstances. You should also review carefully the sections titled “Selected Risk Considerations” herein and “Risk Factors” in the accompanying product supplement for risks related to an investment in the securities. For more information about the Underliers, please see the sections titled “Apollo Global Management, Inc.” and “Blackstone Inc.” below.

PRS-7

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Determining Timing and Amount of Payment on the Securities

Whether the securities are automatically called on any call date for the applicable call premium will be determined based on the closing value of each Underlier on the applicable call date as follows:

If the securities have not been automatically called, then on the stated maturity date, you will receive a cash payment per security (the maturity payment amount) calculated as follows:

PRS-8

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Selected Risk Considerations

The securities have complex features and investing in the securities will involve risks not associated with an investment in conventional debt securities. Some of the risks that apply to an investment in the securities are summarized below, but we urge you to read the more detailed explanation of the risks relating to the securities generally in the “Risk Factors” section of the accompanying product supplement and prospectus supplement. You should reach an investment decision only after you have carefully considered with your advisors the appropriateness of an investment in the securities in light of your particular circumstances.

Risks Relating To The Securities Generally

If The Securities Are Not Automatically Called And The Ending Value Of The Lowest Performing Underlier Is Less Than Its Threshold Value, You Will Lose More Than 50%, And Possibly All, Of The Face Amount Of Your Securities At Maturity.

We will not repay you a fixed amount on the securities at stated maturity. If any Underlier does not satisfy the Underlier call condition by the final calculation day, your payment at maturity will depend on the ending value of the lowest performing Underlier and you will receive a maturity payment amount that will be equal to or less than the face amount, depending on the ending value of the lowest performing Underlier.

If the ending value of the lowest performing Underlier is less than its threshold value, the maturity payment amount will be less than the face amount and you will have full downside exposure to the decrease in the value of the lowest performing Underlier from its starting value. The threshold value for each Underlier is 50% of its starting value. For example, if the securities are not automatically called and the lowest performing Underlier has declined by 50.1% from its starting value to its ending value, you will not receive any benefit of the contingent downside protection feature, and you will lose 50.1% of the face amount per security. As a result, you will not receive any protection if the securities are not automatically called and the ending value of the lowest performing Underlier is less than its threshold value and you will lose more than 50%, and possibly all, of the face amount per security at maturity.

If the securities are not automatically called, your return on the securities will be zero or negative, and therefore will be less than the return you would earn if you purchased a traditional interest-bearing debt security of Bank of Montreal or issued by another issuer with a similar credit rating with the same stated maturity date.

The Potential Return On The Securities Is Limited To The Call Premium And May Be Lower Than The Return On A Direct Investment In Either Underlier.

The potential return on the securities is limited to the applicable call premium, regardless of the performance of any Underlier on the applicable call date. An Underlier on the applicable call date may appreciate by significantly more than the percentage represented by the applicable call premium from the pricing date through the applicable call date, in which case an investment in the securities will underperform a hypothetical alternative investment providing a 1-to-1 return based on the performance of that Underlier. In addition, you will not receive the value of dividends or other distributions paid with respect to either Underlier. Furthermore, if the securities are called on an earlier call date, you will receive a lower call premium than if the securities were called on a later call date, and accordingly, if the securities are called on one of the earlier call dates, you will not receive the highest potential call premium.

The Securities Are Subject To The Full Risks Of Each Underlier And Will Be Negatively Affected If Either Underlier Performs Poorly, Even If The Other Underlier Performs Favorably.

You are subject to the full risks of each Underlier. If either Underlier performs poorly, you will be negatively affected, even if the other Underlier performs favorably. The securities are not linked to a basket composed of the Underliers, where the better performance of one Underlier could offset the poor performance of the other Underlier. Instead, you are subject to the full risks of each Underlier on each call date. As a result, the securities are riskier than an alternative investment linked to only one of the Underliers or linked to a basket composed of each Underlier. You should not invest in the securities unless you understand and are willing to accept the full downside risks of each Underlier.

If The Securities Are Not Automatically Called, Your Return On The Securities Will Depend Solely On The Performance Of The Underlier That Is The Lowest Performing Underlier, And You Will Not Benefit In Any Way From The Performance Of The Better Performing Underlier.

If the securities are not automatically called, your return on the securities will depend solely on the performance of the Underlier that is the lowest performing Underlier. The securities may underperform an alternative investment linked to a basket composed of the Underliers, since in such case the performance of the better performing Underlier would be blended with the performance of the lowest performing Underlier, resulting in a better return than the return of the lowest performing Underlier alone.

You Will Be Subject To Risks Resulting From The Relationship Between The Underliers.

It is preferable from your perspective for the Underliers to be correlated with each other so that their values will tend to increase or decrease at similar times and by similar magnitudes. By investing in the securities, you assume the risk that the Underliers will not exhibit this relationship. The less correlated the Underliers, the more likely it is that one of the Underliers will be performing poorly at any time over the term of the securities. All that is necessary for the securities to perform poorly is for one of the Underliers to fail to satisfy its Underlier call condition on every call date, even if the other Underlier appreciates significantly. It is impossible to predict what the relationship between the Underliers will be over the term of the securities. To the extent the Underliers operate in different industries or sectors of the market, such industries and sectors may not perform similarly over the term of the securities.

PRS-9

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

The Securities Do Not Pay Interest.

The securities will not pay any interest. Accordingly, you should not invest in the securities if you seek current income during the term of the securities.

Higher Call Premiums Are Associated With Greater Risk.

The securities offer the potential to receive a call premium that reflects a per annum rate that is higher than the fixed rate we would pay on conventional debt securities of the same maturity. These higher potential call premiums are associated with greater levels of expected risk as of the pricing date as compared to conventional debt securities, including the risk that the securities will not be automatically called and the risk that you may lose a substantial portion, and possibly all, of the face amount per security at maturity. The volatility of the Underliers and the correlation between the Underliers are important factors affecting this risk. Volatility is a measurement of the size and frequency of daily fluctuations in the value of an Underlier, typically observed over a specified period of time. Volatility can be measured in a variety of ways, including on a historical basis or on an expected basis as implied by option prices in the market. Correlation is a measurement of the extent to which the values of the Underliers tend to fluctuate at the same time, in the same direction and in similar magnitudes. Greater expected volatility of the Underliers or lower expected correlation between the Underliers as of the pricing date may result in higher call premiums, but it also represents a greater expected likelihood as of the pricing date that the closing value of at least one Underlier will be less than its starting value on each call date such that the securities will not be automatically called for the applicable call premium, and that the closing value of at least one Underlier will be less than its threshold value on the final calculation day such that you will lose a substantial portion, and possibly all, of the face amount per security at maturity. In general, the higher the call premiums are relative to the fixed rate we would pay on conventional debt securities, the greater the expected risk that the securities will not be automatically called and that you will lose a substantial portion, and possibly all, of the face amount per security at maturity.

You Will Be Subject To Reinvestment Risk.

If your securities are automatically called early, the term of the securities may be reduced. There is no guarantee that you would be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are automatically called prior to maturity.

The Securities Are Subject To Credit Risk.

The securities are our obligations and are not, either directly or indirectly, an obligation of any third party. Any amounts payable under the securities are subject to our creditworthiness and you will have no ability to pursue either Underlier for payment. As a result, our actual and perceived creditworthiness may affect the value of the securities and, in the event we were to default on our obligations under the securities, you may not receive any amounts owed to you under the terms of the securities.

The U.S. Federal Income Tax Consequences Of An Investment In The Securities Are Unclear.

There is no direct legal authority regarding the proper U.S. federal income tax treatment of the securities and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”) with respect to the securities. Consequently, significant aspects of the tax treatment of the securities are uncertain, and the IRS or a court might not agree with our intended treatment of them, as described in “United States Federal Income Tax Considerations” below. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. Moreover, future legislation, Treasury regulations or IRS guidance could adversely affect the U.S. federal income tax treatment of the securities, possibly retroactively.

You should review carefully the sections of this pricing supplement and the accompanying product supplement entitled “United States Federal Income Tax Considerations” and consult your tax advisor regarding the U.S. federal income tax consequences of an investment in the securities, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

The Stated Maturity Date May Be Postponed If The Final Calculation Day Is Postponed.

The final calculation day will be postponed if the originally scheduled final calculation day is not a trading day or if the calculation agent determines that a market disruption event has occurred or is continuing on the final calculation day. If such a postponement occurs, the stated maturity date may be postponed. For additional information, see “General Terms of the Securities—Consequences of a Market Disruption Event; Postponement of a Calculation Day—Securities Linked to Multiple Market Measures” and “—Payment Dates” in the accompanying product supplement.

PRS-10

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Risks Relating To The Estimated Value Of The Securities And Any Secondary Market

The Estimated Value Of The Securities On The Pricing Date, Based On Our Proprietary Pricing Models, Will Be Less Than The Original Offering Price.

Our initial estimated value of the securities is only an estimate, and is based on a number of factors. The original offering price of the securities may exceed our initial estimated value, because costs associated with offering, structuring and hedging the securities are included in the original offering price, but are not included in the estimated value. These costs will include any agent discount and selling concessions and the cost of hedging our obligations under the securities through one or more hedge counterparties (which may be one or more of our affiliates or an agent or its affiliates). Such hedging cost includes our or our hedge counterparty’s expected cost of providing such hedge, as well as the profit we or our hedge counterparty expect to realize in consideration for assuming the risks inherent in providing such hedge.

The Terms Of The Securities Are Not Determined By Reference To The Credit Spreads For Our Conventional Fixed-Rate Debt.

To determine the terms of the securities, we use an internal funding rate that represents a discount from the credit spreads for our conventional fixed-rate debt. As a result, the terms of the securities are less favorable to you than if we had used a higher funding rate.

The Estimated Value Of The Securities Is Not An Indication Of The Price, If Any, At Which WFS Or Any Other Person May Be Willing To Buy The Securities From You In The Secondary Market.

Our initial estimated value of the securities is derived using our internal pricing models. This value is based on market conditions and other relevant factors, which include volatility and correlation of the Underliers, dividend rates and interest rates. Different pricing models and assumptions, including those used by the agent, its affiliates or other market participants, could provide values for the securities that are greater than or less than our initial estimated value. In addition, market conditions and other relevant factors after the pricing date are expected to change, possibly rapidly, and our assumptions may prove to be incorrect. After the pricing date, the value of the securities could change dramatically due to changes in market conditions, our creditworthiness, and the other factors discussed in the next risk factor. These changes are likely to impact the price, if any, at which WFS or its affiliates or any other party (including us or our affiliates) would be willing to purchase the securities from you in any secondary market transactions. Our initial estimated value does not represent a minimum price at which WFS or any other party (including us or our affiliates) would be willing to buy your securities in any secondary market at any time.

WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time, the secondary market price offered by it, WFA or any of their affiliates will be affected by changes in market conditions and other factors described in the next risk factor. WFS has advised us that if it, WFA or any of their affiliates makes a secondary market in the securities at any time up to the issue date or during the 4-month period following the issue date, the secondary market price offered by it, WFA or any of its affiliates will be increased by an amount reflecting a portion of the costs associated with selling, structuring and hedging the securities that are included in their original offering price. Because this portion of the costs is not fully deducted upon issuance, WFS has advised us that any secondary market price it, WFA or any of their affiliates offers during this period will be higher than it otherwise would be after this period, as any secondary market price offered after this period will reflect the full deduction of the costs as described above. WFS has advised us that the amount of this increase in the secondary market price will decline steadily to zero over this 4-month period. WFS has advised us that, if you hold the securities through an account with WFS, WFA or any of their affiliates, WFS expects that this increase will also be reflected in the value indicated for the securities on your brokerage account statement. If you hold your securities through an account at a broker-dealer other than WFS, WFA or any of their affiliates, the value of the securities on your brokerage account statement may be different than if you held your securities at WFS, WFA or any of their affiliates.

The Value Of The Securities Prior To Stated Maturity Will Be Affected By Numerous Factors, Some Of Which Are Related In Complex Ways.

The value of the securities prior to stated maturity will be affected by the then-current value of each Underlier, interest rates at that time and a number of other factors, some of which are interrelated in complex ways. The effect of any one factor may be offset or magnified by the effect of another factor. The following factors, which are described in more detail in the accompanying product supplement, are expected to affect the value of the securities: performance of the Underliers; interest rates; volatility of the Underliers; correlation between the Underliers; time remaining to maturity; and dividend yields on the Underliers. When we refer to the “value” of your securities, we mean the value you could receive for your securities if you are able to sell them in the open market before the stated maturity date.

In addition to these factors, the value of the securities will be affected by actual or anticipated changes in our creditworthiness. The value of the securities will also be limited by the automatic call feature because if the securities are automatically called, the return will not be greater than the applicable call premium. You should understand that the impact of one of the factors specified above, such as a change in interest rates, may offset some or all of any change in the value of the securities attributable to another factor, such as a change in the value of either or both of the Underliers. Because numerous factors are expected to affect the value of the securities, changes in the values of the Underliers may not result in a comparable change in the value of the securities.

PRS-11

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

The Securities Will Not Be Listed On Any Securities Exchange And We Do Not Expect A Trading Market For The Securities To Develop.

The securities will not be listed or displayed on any securities exchange. Although the agent and/or its affiliates may purchase the securities from holders, they are not obligated to do so and are not required to make a market for the securities. There can be no assurance that a secondary market will develop. Because we do not expect that any market makers will participate in a secondary market for the securities, the price at which you may be able to sell your securities is likely to depend on the price, if any, at which the agent is willing to buy your securities.

If a secondary market does exist, it may be limited. Accordingly, there may be a limited number of buyers if you decide to sell your securities prior to stated maturity. This may affect the price you receive upon such sale. Consequently, you should be willing to hold the securities to stated maturity.

Risks Relating To The Underliers

Any Payment Upon An Automatic Call Or At Stated Maturity Will Depend Upon The Performance Of The Underliers And Therefore The Securities Are Subject To The Following Risks, Each As Discussed In More Detail In The Accompanying Product Supplement.

•	Investing In The Securities Is Not The Same As Investing In The Underliers. Investing in the securities is not equivalent to investing in the Underliers. As an investor in the securities, your return will not reflect the return you would realize if you actually owned and held each Underlier for a period similar to the term of the securities because you will not receive any dividend payments, distributions or any other payments paid on the Underliers. As a holder of the securities, you will not have any voting rights or any other rights that holders of the Underliers would have.

•	Historical Values Of The Underliers Should Not Be Taken As An Indication Of The Future Performance Of The Underliers During The Term Of The Securities.

•	The Securities May Become Linked To The Common Stock Of A Company Other Than The Original Underlying Stock Issuers.

•	We Cannot Control Actions By An Underlying Stock Issuer.

•	We And Our Affiliates Have No Affiliation With Either Underlying Stock Issuer And Have Not Independently Verified Their Public Disclosure Of Information.

•	You Have Limited Anti-dilution Protection.

The Securities Will Be Subject To Single Stock Risk.

The value of an Underlier can rise or fall sharply due to factors specific to that Underlier, such as stock price volatility, earnings, financial conditions, corporate, industry and regulatory developments, management changes and decisions and other events, as well as general market factors, such as general stock market volatility and prices, interest rates and economic and political conditions.

Risks Relating To Conflicts Of Interest

Our Economic Interests And Those Of Any Dealer Participating In The Offering Are Potentially Adverse To Your Interests.

You should be aware of the following ways in which our economic interests and those of any dealer participating in the distribution of the securities, which we refer to as a “participating dealer,” are potentially adverse to your interests as an investor in the securities. In engaging in certain of the activities described below and as discussed in more detail in the accompanying product supplement, our affiliates or any participating dealer or its affiliates may take actions that may adversely affect the value of and your return on the securities, and in so doing they will have no obligation to consider your interests as an investor in the securities. Our affiliates or any participating dealer or its affiliates may realize a profit from these activities even if investors do not receive a favorable investment return on the securities.

•	The calculation agent is our affiliate and may be required to make discretionary judgments that affect the return you receive on the securities. BMOCM, which is our affiliate, will be the calculation agent for the securities. As calculation agent, BMOCM will determine any values of the Underliers and make any other determinations necessary to calculate any payments on the securities. In making these determinations, BMOCM may be required to make discretionary judgments that may adversely affect any payments on the securities. See the sections entitled “General Terms of the Securities— Certain Terms for Securities Linked to an Underlying Stock—Market Disruption Events” and “—Adjustment Events” in the accompanying product supplement. In making these discretionary judgments, the fact that BMOCM is our affiliate may cause it to have economic interests that are adverse to your interests as an investor in the securities, and BMOCM’s determinations as calculation agent may adversely affect your return on the securities.

PRS-12

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

•	The estimated value of the securities was calculated by us and is therefore not an independent third-party valuation.

•	Research reports by our affiliates or any participating dealer or its affiliates may be inconsistent with an investment in the securities and may adversely affect the values of the Underliers.

•	Business activities of our affiliates or any participating dealer or its affiliates with the Underlying Stock Issuers may adversely affect the values of the Underliers.

•	Hedging activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	Trading activities by our affiliates or any participating dealer or its affiliates may adversely affect the values of the Underliers.

•	A participating dealer or its affiliates may realize hedging profits projected by its proprietary pricing models in addition to any selling concession and/or other fee, creating a further incentive for the participating dealer to sell the securities to you.

PRS-13

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Hypothetical Examples and Returns

The payout profile, return tables and examples below illustrate hypothetical payments upon an automatic call or at stated maturity for a $1,000 face amount security on a hypothetical offering of securities under various scenarios, with the assumptions set forth in the table below. The terms used for purposes of these hypothetical examples do not represent the actual starting value or threshold value of either Underlier. The hypothetical starting value of $100.00 for each Underlier has been chosen for illustrative purposes only and does not represent the actual starting value for either Underlier. The actual starting value and threshold value for each Underlier are set forth under “Terms of the Securities” above. For actual historical data of the Underliers, see the historical information set forth herein. The payout profile, return table and examples below assume that an investor purchases the securities for $1,000 per security. These examples are for purposes of illustration only and the values used in the examples may have been rounded for ease of analysis. The actual amount you receive at stated maturity or upon automatic call and the resulting pre-tax total rate of return will depend on the actual terms of the securities.

Call Premiums:	Call Date	Call Premium
	1st call date	19.50%
	2nd call date	21.125%
	3rd call date	22.75%
	4th call date	24.375%
	5th call date	26.00%
	6th call date	27.625%
	7th call date	29.25%
	8th call date	30.875%
	9th call date	32.50%
	10th call date	34.125%
	11th call date	35.75%
	12th call date	37.375%
	13th call date	39.00%
	14th call date	40.625%
	15th call date	42.25%
	16th call date	43.875%
	17th call date	45.50%
	18th call date	47.125%
	19th call date	48.75%
	20th call date	50.375%
	21st call date	52.00%
	22nd call date	53.625%
	23rd call date	55.25%
	24th call date	56.875%
	25th call date	58.50%
	26th call date	60.125%
	27th call date	61.75%
	28th call date	63.375%
	29th call date	65.00%
	30th call date	66.625%
	31st call date	68.25%
	32nd call date	69.875%
	33rd call date	71.50%
	34th call date	73.125%
	35th call date	74.75%
	36th call date	76.375%
	37th call date	78.00%
Hypothetical Starting Value:	For each Underlier, $100.00
Hypothetical Threshold Value:	For each Underlier, $50.00 (50% of the hypothetical starting value)

PRS-14

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Hypothetical Payout Profile*

First Call Date
Final Call Date
Lowest Performing Underlier
Eighteenth Call Date
Hypothetical Maturity Payment Amount
Final Call Date (Call Premium: 78.00%)
Eighteenth Call Date (Call Premium: 47.125%)
First Call Date (Call Premium: 19.50%)
50% contingent downside
80%
60%
40%
20%
0%
-20%
-40%
-60%
-80%
-100%
Security Return
-100%
-80%
-60%
-40%
-20%
0%
20%
40%
60%
80%
Hypothetical Percentage Change**

*Not all call dates reflected; reflects only the first, eighteenth, and final call dates. These call premiums are included in this graph for illustrative purposes only. The Underlier call condition will be satisfied if, as of any call date, each Underlier has satisfied the Underlier call condition on or prior to such call date. In this case, the securities will be automatically called for the face amount plus the call premium applicable to that call date.

**With respect to the payment at maturity, the “percentage change” relates to the Closing Value of the Lowest Performing Underlier from Pricing Date to Final Calculation Day.

PRS-15

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Hypothetical Returns

If the securities are automatically called:

Hypothetical call date on which securities are automatically called	Hypothetical payment per security on related call settlement date	Hypothetical pre-tax total rate of return(1)
1st call date	$1,195.00	19.50%
2nd call date	$1,211.25	21.125%
3rd call date	$1,227.50	22.75%
4th call date	$1,243.75	24.375%
5th call date	$1,260.00	26.00%
6th call date	$1,276.25	27.625%
7th call date	$1,292.50	29.25%
8th call date	$1,308.75	30.875%
9th call date	$1,325.00	32.50%
10th call date	$1,341.25	34.125%
11th call date	$1,357.50	35.75%
12th call date	$1,373.75	37.375%
13th call date	$1,390.00	39.00%
14th call date	$1,406.25	40.625%
15th call date	$1,422.50	42.25%
16th call date	$1,438.75	43.875%
17th call date	$1,455.00	45.50%
18th call date	$1,471.25	47.125%
19th call date	$1,487.50	48.75%
20th call date	$1,503.75	50.375%
21st call date	$1,520.00	52.00%
22nd call date	$1,536.25	53.625%
23rd call date	$1,552.50	55.25%
24th call date	$1,568.75	56.875%
25th call date	$1,585.00	58.50%
26th call date	$1,601.25	60.125%
27th call date	$1,617.50	61.75%
28th call date	$1,633.75	63.375%
29th call date	$1,650.00	65.00%
30th call date	$1,666.25	66.625%
31st call date	$1,682.50	68.25%
32nd call date	$1,698.75	69.875%
33rd call date	$1,715.00	71.50%
34th call date	$1,731.25	73.125%
35th call date	$1,747.50	74.75%
36th call date	$1,763.75	76.375%
37th call date	$1,780.00	78.00%

If the securities are not automatically called:

Hypothetical ending value of the lowest performing Underlier	Hypothetical performance factor of the lowest performing Underlier	Hypothetical maturity payment amount per security	Hypothetical pre-tax total rate of return(1)
$90.00	90.00%	$1,000.00	0.00%
$80.00	80.00%	$1,000.00	0.00%
$70.00	70.00%	$1,000.00	0.00%
$60.00	60.00%	$1,000.00	0.00%
$50.00	50.00%	$1,000.00	0.00%
$49.00	49.00%	$490.00	-1.00%
$40.00	40.00%	$400.00	-60.00%
$20.00	20.00%	$200.00	-80.00%
$0.00	0.00%	$0.00	-100.00%

(1)	The hypothetical pre-tax total rate of return is the number, expressed as a percentage, that results from comparing the payment per security upon automatic call or at stated maturity to the face amount of $1,000 (i.e., the payment per security minus $1,000, divided by $1,000).

PRS-16

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Hypothetical Examples Of Payment Upon An Automatic Call Or At Stated Maturity

Example 1. The closing value of each Underlier on the first call date is greater than its starting value, and the securities are automatically called on the first call date:

	Common Stock of Apollo Global Management, Inc.	Common Stock of Blackstone Inc.
Hypothetical starting value:	$100.00	$100.00
Hypothetical closing value on first call date:	$130.00	$140.00

Because the hypothetical closing value of each Underlier on the first call date is greater than its hypothetical starting value, the Underlier call condition has been satisfied with respect to each Underlier as of the first call date. Therefore, the securities are automatically called on the first call date and you will receive on the related call settlement date the face amount of your securities plus a call premium of 19.50% of the face amount. Even though each Underlier appreciated from its starting value to its closing value on the first call date in this example, your return is limited to the call premium of 19.50% that is applicable to that call date.

On the related call settlement date, you would receive $1,195.00 per security.

Example 2. On the first call date, the Underlier call condition is satisfied with respect to one Underlier but not the other, and the securities are not automatically called. On the second call date, the Underlier call condition is satisfied with respect to the remaining Underlier, and the securities are automatically called on the second call date:

	Common Stock of Apollo Global Management, Inc.	Common Stock of Blackstone Inc.
Hypothetical starting value:	$100.00	$100.00
Hypothetical closing value on the first call date:	$120.00	$80.00
Hypothetical closing value on the second call date:	$85.00	$110.00

On the first call date, the hypothetical closing value of the common stock of Apollo Global Management, Inc. is greater than its hypothetical starting value and, therefore, the Underlier call condition is satisfied with respect to that Underlier. However, the hypothetical closing value of the other Underlier is below its hypothetical starting value on the first call date and, therefore, does not satisfy the Underlier call condition as of the first call date. Because the Underlier call condition is not satisfied with respect to each Underlier as of the first call date, the securities are not automatically called.

On the second call date, the hypothetical closing value of the common stock of Blackstone Inc. is greater than its hypothetical starting value and, therefore, it satisfies the Underlier call condition as of the second call date. Although the hypothetical closing value of the common stock of Apollo Global Management, Inc. is below its hypothetical starting value on the second call date, it previously satisfied the Underlier call condition on the first call date.

Because the Underlier call condition has been satisfied with respect to each Underlier as of the second call date, the securities are automatically called on the second call date and you will receive on the related call settlement date the deposit amount of your securities plus a call premium of 21.125% of the face amount. This is the case even though the closing value of one Underlier was below its starting value on the second call date. This example illustrates that the Underlier call condition for each Underlier may be satisfied on different call dates for purposes of determining whether the securities will be automatically called.

On the related call settlement date, you would receive $1,211.25 per security.

PRS-17

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Example 3. The securities are not automatically called. The ending value of the lowest performing Underlier is less than its starting value, but greater than its threshold value and the maturity payment amount is equal to the face amount:

	Common Stock of Apollo Global Management, Inc.	Common Stock of Blackstone Inc.
Hypothetical starting value:	$100.00	$100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	$120.00	$95.00
Hypothetical threshold value:	$50.00	$50.00
Performance factor:	120.00%	95.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Blackstone Inc. has the lowest performance factor and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical closing value of the lowest performing Underlier is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier is less than its hypothetical starting value, but not by more than 50%, you would receive the face amount of your securities at maturity.

On the stated maturity date, you would receive $1,000.00 per security.

Example 4. The securities are not automatically called. The ending value of the lowest performing Underlier is less than its threshold value and the maturity payment amount is less than the face amount:

	Common Stock of Apollo Global Management, Inc.	Common Stock of Blackstone Inc.
Hypothetical starting value:	$100.00	$100.00
Hypothetical closing value on each call date prior to the final calculation day:	Various (all below starting value)	Various (all below starting value)
Hypothetical ending value:	$45.00	$120.00
Hypothetical threshold value:	$50.00	$50.00
Performance factor:	45.00%	120.00%

Step 1: Determine which Underlier is the lowest performing Underlier.

In this example, the common stock of Apollo Global Management, Inc. has the lowest performance factor and is, therefore, the lowest performing Underlier.

Step 2: Determine the maturity payment amount based on the ending value of the lowest performing Underlier.

Because the hypothetical closing value of the lowest performing Underlier is less than its hypothetical starting value, the securities are not automatically called. Because the hypothetical ending value of the lowest performing Underlier is less than its hypothetical threshold value, you would lose a portion of the face amount of your securities and receive the maturity payment amount equal to:

$1,000 × performance factor of the lowest performing Underlier

= $1,000 × 45.00%

= $450.00

On the stated maturity date, you would receive $450.00 per security. As this example illustrates, if either Underlier depreciates below its threshold value on the final calculation day, you will incur a loss on the securities at maturity, even if the other Underlier has appreciated or has not declined below its threshold value.

PRS-18

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Information About The Underliers

Each Underlier is registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Companies with securities registered under the Exchange Act are required to file financial and other information specified by the SEC periodically. Information provided to or filed with the SEC by the issuer of each Underlier can be located on a website maintained by the SEC at https://www.sec.gov by reference to that issuer’s SEC file number provided below. Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement. We have not independently verified the accuracy or completeness of the information contained in outside sources.

PRS-19

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Apollo Global Management, Inc.

According to publicly available information, Apollo Global Management, Inc. is an alternative asset manager and a retirement services provider.

The issuer of the common stock of Apollo Global Management, Inc.’s SEC file number is 001-41197. The common stock of Apollo Global Management, Inc. is listed on the New York Stock Exchange under the ticker symbol “APO.”

Historical Information

We obtained the closing prices of the common stock of Apollo Global Management, Inc. in the graph below from Bloomberg Finance L.P. (“Bloomberg”), without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Apollo Global Management, Inc. for the period from January 4, 2021 to August 6, 2026. The closing price on August 6, 2026 was $127.99. The historical performance of the common stock of Apollo Global Management, Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-20

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Blackstone Inc.

According to publicly available information, Blackstone Inc. is an alternative asset manager with four business segments: real estate, private equity, credit and insurance and multi-asset investing.

The issuer of the common stock of Blackstone Inc.’s SEC file number is 001-33551. The common stock of Blackstone Inc. is listed on the New York Stock Exchange under the ticker symbol “BX.”

Historical Information

We obtained the closing prices of the common stock of Blackstone Inc. in the graph below from Bloomberg, without independent verification. The historical prices below may have been adjusted by Bloomberg to reflect any stock splits, reverse stock splits or other corporate transactions.

The following graph sets forth daily closing prices of the common stock of Blackstone Inc. for the period from January 4, 2021 to August 6, 2026. The closing price on August 6, 2026 was $133.45. The historical performance of the common stock of Blackstone Inc. should not be taken as an indication of its future performance during the term of the securities.

PRS-21

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Summary of Canadian Federal Income Tax Consequences

For a discussion of the material Canadian federal income tax consequences relating to an investment in the securities, see the section entitled “Canadian Federal Income Tax Consequences” in the accompanying product supplement. Notwithstanding anything to the contrary in the accompanying product supplement, the Canadian tax consequences discussed in the accompanying product supplement do not take into account the proposed amendments to the “hybrid mismatch arrangement” rules in the Tax Act released for consultation on January 29, 2026.

PRS-22

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

United States Federal Income Tax Considerations

Although there is uncertainty regarding the U.S. federal income tax consequences of an investment in the securities due to the lack of governing authority, in the opinion of our counsel Davis Polk & Wardwell LLP, under current law, and based on current market conditions, it is reasonable to treat a security as a single financial contract that is an “open transaction” for U.S. federal income tax purposes. Assuming this treatment of the securities is respected, the tax consequences are as outlined in the discussion under “United States Federal Income Tax Considerations—Tax Consequences to U.S. Holders—Securities Treated as Open Transactions” in the accompanying product supplement.

We do not plan to request a ruling from the Internal Revenue Service (the “IRS”) regarding the treatment of the securities. If the IRS were successful in asserting an alternative treatment of the securities, the tax consequences of the ownership and disposition of the securities, including the timing and character of income recognized by U.S. investors, and the withholding tax consequences to non-U.S. investors, might be materially and adversely affected. For example, under one alternative characterization the securities may be treated as contingent payment debt instruments, which would require U.S. investors to accrue income periodically based on a “comparable yield” and generally would require non-U.S. investors to certify their non-U.S. status on an IRS Form W-8 to avoid a 30% (or a lower treaty rate) U.S. withholding tax. In addition, the U.S. Treasury Department and the IRS have requested comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar financial instruments and have indicated that such transactions may be the subject of future regulations or other guidance. Furthermore, members of Congress have proposed legislative changes to the tax treatment of derivative contracts. Any legislation, Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect.

As discussed in the accompanying product supplement, Section 871(m) of the Code and the Treasury regulations thereunder (“Section 871(m)”) generally impose a 30% (or lower treaty rate) withholding tax on “dividend equivalents” paid or deemed paid to non-U.S. investors with respect to certain financial instruments linked to equities that could pay U.S.-source dividends for U.S. federal income tax purposes (“underlying securities”), as defined under the applicable Treasury regulations, or indices that include underlying securities. Section 871(m) generally applies to financial instruments that substantially replicate the economic performance of one or more underlying securities, as determined based on tests set forth in the applicable Treasury regulations. Pursuant to an IRS notice, Section 871(m) will not apply to securities issued before January 1, 2027 that do not have a delta of one with respect to any underlying security. Based on our determination that the securities do not have a delta of one with respect to any underlying security, the securities should not be subject to Section 871(m). Our determination is not binding on the IRS, and the IRS may disagree with this determination. Section 871(m) is complex and its application may depend on a non-U.S. investor’s particular circumstances, including whether the non-U.S. investor enters into other transactions with respect to an underlying security. If withholding is required, we will not be required to pay any additional amounts with respect to the amounts so withheld. Non-U.S. investors should consult their tax advisors regarding the potential application of Section 871(m) to the securities.

Both U.S. and non-U.S. investors considering an investment in the securities should read the discussion under “United States Federal Income Tax Considerations” in the accompanying product supplement and consult their tax advisors regarding all aspects of the U.S. federal income and estate tax consequences of an investment in the securities, including possible alternative treatments, and any tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

PRS-23

Market Linked Securities—Auto-Callable with Contingent Downside

Principal at Risk Securities Linked to the Lowest Performing of the Common Stock of Apollo Global Management, Inc. and the Common Stock of Blackstone Inc. due August 9, 2030

Validity of the Securities

In the opinion of Osler, Hoskin & Harcourt LLP, the issue and sale of the securities has been duly authorized by all necessary corporate action of the Bank of Montreal in conformity with the indenture, and when this pricing supplement has been attached to, and duly notated on, the master note that represents the securities, the securities will have been validly executed, authenticated, issued and delivered, to the extent that validity of the securities is a matter governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein and will be valid obligations of the Bank of Montreal, subject to the following limitations (i) the enforceability of the indenture may be limited by the Canada Deposit Insurance Corporation Act (Canada), the Winding-up and Restructuring Act (Canada) and bankruptcy, insolvency, reorganization, receivership, moratorium, arrangement or winding-up laws or other similar laws affecting the enforcement of creditors’ rights generally; (ii) the enforceability of the indenture may be limited by equitable principles, including the principle that equitable remedies such as specific performance and injunction may only be granted in the discretion of a court of competent jurisdiction; (iii) pursuant to the Currency Act (Canada) a judgment by a Canadian court must be awarded in Canadian currency and that such judgment may be based on a rate of exchange in existence on a day other than the day of payment; and (iv) the enforceability of the indenture will be subject to the limitations contained in the Limitations Act, 2002 (Ontario), and such counsel expresses no opinion as to whether a court may find any provision of the indenture to be unenforceable as an attempt to vary or exclude a limitation period under that Act. This opinion is given as of the date hereof and is limited to the laws of the Provinces of Ontario and the federal laws of Canada applicable therein. In addition, this opinion is subject to certain assumptions about (i) the trustees’ authorization, execution and delivery of the indenture, (ii) the genuineness of signatures and (iii) certain other matters, all as stated in the letter of such counsel dated March 25, 2025, which has been filed as Exhibit 5.3 to Bank of Montreal’s Form 6-K filed with the SEC and dated March 25, 2025.

In the opinion of Davis Polk & Wardwell LLP, as special United States products counsel to the Bank of Montreal, when the securities offered by this pricing supplement have been issued by the Bank of Montreal pursuant to the indenture, the trustee has made the appropriate entries or notations to the master global note that represents such securities (the “master note”), and such securities have been delivered against payment as contemplated herein, such securities will be valid and binding obligations of the Bank of Montreal, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith) and possible judicial or regulatory actions or applications giving effect to governmental actions or foreign laws affecting creditors’ rights, provided that such counsel expresses no opinion as to (i) the enforceability of any waiver of rights under any usury or stay law; or (ii) the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York. Insofar as the foregoing opinion involves matters governed by the laws of the Provinces of Ontario and Québec and the federal laws of Canada, you have received, and we understand that you are relying upon, the opinion of Osler, Hoskin & Harcourt LLP, Canadian counsel for the Bank of Montreal, set forth above. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the authentication of the master note and the validity, binding nature and enforceability of the indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP dated March 25, 2025, which has been filed as an exhibit to Bank of Montreal’s report on Form 6-K filed with the SEC on March 25, 2025.

PRS-24